Exhibit 3.1(a)


                          ARTICLES OF INCORPORATION OF
                              JOHNSON OUTDOORS INC.
                     (as amended through February 17, 2000)


                                   Article 1

          The name of the Corporation shall be Johnson Outdoors Inc.

                                   Article 2

          The period of existence of the Corporation is perpetual.

                                   Article 3

          The address of its registered office in the State of Wisconsin is 4041 North Main Street, in the City of Racine, 53402, County of Racine. The name of its registered agent at such address is Paul N. Herrmann.

                                   Article 4

          The purpose or purposes for which the Corporation is organized are to engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law, Chapter 180, of the Wisconsin Statutes.

                                   Article 5

          The total number of shares which the Corporation shall have authority to issue shall be 24,000,000 shares, divided into three classes, namely:
1,000,000 shares of Preferred Stock of the par value of $1.00 per share (hereinafter sometimes referred to as the "Preferred Stock"); 20,000,000 shares of Class A Common Stock of the par value of $.05 per share (hereinafter sometimes referred to as the "Class A Common Stock"); and 3,000,000 shares of Class B Common Stock of the par value of $.05 per share (hereinafter sometimes referred to as the "Class B Common Stock").

          The designation, relative rights, preferences and limitations of the shares of each class and the authority of the Board of Directors of the Corporation to establish and to designate classes and series of the Preferred Stock and to fix the variations in the relative rights, preferences and limitations as between such classes and series, shall be as follows:

          A.   PREFERRED STOCK

          (1)  Series of Preferred Stock

          The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this paragraph (1) and subparagraph B(4)(c) of this Article FIVE, to provide for the issuance of the Preferred Stock in classes and series, to establish or change the number of shares to be included in each such class and series and to fix the designation, relative rights, preferences and limitations of the shares of each such class and series. The authority of the Board of Directors of the Corporation with respect to each class and series shall include, but not be limited to, determination of the following:

          (a) The number of shares constituting that class and/or series and the distinctive designation of that class and/or series;

          (b) The dividend rate or rates on the shares of that class and/or series and/or the method of determining such rate or rates, whether dividends shall be cumulative, and if so, from which date or dates;

          (c) Subject to subparagraph B(4)(c) of this Article FIVE, whether and to what extent the shares of that class and/or series shall have voting rights in addition to the voting rights provided by law, which might include the right to elect a specified number of directors in any case or if dividends on such class and/or series were not paid for a specified period of time;

          (d) Whether the shares of that class and/or series shall be convertible into shares of stock of any other class or series, and, if so, the terms and conditions of such conversion, including the price or prices or the rate or rates of conversion and the terms of adjustment thereof;

          (e) Whether or not the shares of that class and/or series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (f) The rights of the shares of that class and/or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (g) The obligation, if any, of the Corporation to retire shares of that class and/or series pursuant to a sinking fund; and

          (h) Any other relative rights, preferences and limitations of that class and/or series.

          Subject to the designations, relative rights, preferences and limitations provided pursuant to paragraph A(l) of this Article FIVE, each share of Preferred Stock shall be of equal rank with each other share of Preferred Stock.

          (2)  13% Senior Preferred Stock and $9 Convertible Preferred Stock.

          There are hereby established two classes of the Corporation's Preferred Stock, one class to be designated as "13% Senior Preferred Stock" and the other class to be designated as "$9 Convertible Preferred Stock." The $9 Convertible Preferred Stock shall be issued in two series, Series A and Series
B. The 13% Senior  Preferred Stock and the $9



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


Convertible Preferred Stock shall have the preferences, rights and limitations as set forth below.

          (a) THE 13% SENIOR PREFERRED STOCK. The designation; preferences; relative, participating, optional and other special rights; voting powers; and qualifications, limitations, and restrictions of the 13% Senior Preferred Stock are as follows:

               (i) Designation of the Class; Parity. The class of Preferred Stock designated as "13% Senior Preferred Stock," par value $1.00, shall consist of 100,000 shares. Each share of 13% Senior Preferred Stock shall be referred to herein as a "Senior Share." The 13% Senior Preferred Stock shall rank senior to the Corporation's $9 Convertible Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation.

               (ii) Dividends. For the purpose of this subparagraph (2)(a)(ii), the first day of April, July, October, and January on which any 13% Senior Preferred Stock shall be outstanding shall be deemed to be a "Dividend Due Date." The holders of 13% Senior Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors out of funds legally available therefor, cumulative dividends at the rate of $13 per annum on each Senior Share and no more, payable quarterly on each Dividend Due Date, with respect to the quarterly period ending on the day immediately preceding such Dividend Due Date. Dividends on each Senior Share shall accrue and be cumulative from and after the date of issuance of such Senior Share. The record date for the payment of dividends shall, unless otherwise altered by the Corporation's Board of Directors, be the fifteenth day of the month immediately preceding the relevant Dividend Due Date. The record date for the payment of dividends on the Senior Shares shall in no event be more than fifty (50) nor less than ten (10) days prior to a Dividend Due Date.

               On each Dividend Due Date all dividends which shall have accrued on each Senior Share outstanding on such Dividend Due Date shall be deemed to become "due." Any dividend which shall not be paid on the Dividend Due Date on which it shall become due shall be deemed to be "past due" until such dividend shall be paid or until the Senior Share with respect to which such dividend became due shall no longer be outstanding, whichever is the earlier to occur.

               When any dividend on the 13% Senior Preferred Stock or any stock on a parity with the 13% Senior Preferred Stock as to dividends is past due, all dividends declared upon the shares of such stock may only be declared pro rata so that in all cases the amount of dividends declared per share on the 13% Senior Preferred Stock and any stock on a parity with the 13% Senior Preferred Stock as to dividends bear to each other the same ratio that the past due dividends per share on the shares of 13% Senior Preferred Stock and any stock on a parity with the 13% Senior Preferred Stock as to dividends bear to each other. Unless all dividends which have become due on the 13% Senior Preferred Stock and any stock on a parity with the 13% Senior Preferred Stock as to dividends have been paid or set aside for payment, (A) no dividends--in cash, stock or other property--may be paid or declared and set aside for payment or any other distribution made upon any stock of the Corporation ranking junior to the 13% Senior Preferred Stock as to dividends (other than dividends or distributions payable in stock



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


which ranks junior to the 13% Senior Preferred Stock as to dividends); (B) no stock which ranks junior to the 13% Senior Preferred Stock as to dividends may be (i) redeemed pursuant to a sinking fund or otherwise (unless all the 13% Senior Preferred Stock and any stock on a parity with the 13% Senior Preferred Stock as to dividends is redeemed) or (ii) purchased or otherwise acquired for any consideration by the Corporation except pursuant to an acquisition or offer made on the same terms to all holders of 13% Senior Preferred Stock and any stock on a parity with the 13% Senior Preferred Stock as to dividends; and (C) no stock ranking junior to the 13% Senior Preferred Stock as to dividends may be acquired for consideration (including pursuant to sinking fund requirements) except by exchange for, or out of the cash proceeds from the substantially concurrent offering of, stock ranking junior to the 13% Senior Preferred Stock as to dividends.

               (iii) Voting. Except as required by law and as provided in this subparagraph (2)(a)(iii), the holders of 13% Senior Preferred Stock shall not have any right to vote for the election of directors or for any other purpose.

               Whenever and as often as the equivalent of six quarterly dividends payable on the 13% Senior Preferred Stock or any other stock on a parity with the 13% Senior Preferred Stock as to dividends shall be past due (a "Default"), the holders of the 13% Senior Preferred Stock and any stock on a parity with the 13% Senior Preferred Stock as to dividends shall have the exclusive right, as set forth below, voting separately and as a single class, to vote for and to elect two directors of the Corporation. The right of the holders of the 13% Senior Preferred Stock and any stock on a parity with the 13% Senior Preferred Stock as to dividends to elect such directors, however, shall cease when all past due dividends on such stock shall have been paid or declared and set aside for payment (hereinafter referred to as a "cure" of the Default) or no such stock is outstanding, whichever first occurs.

               If, at any time, a Default shall occur, then (A) the number of directors of the Corporation shall be increased by two in the manner provided in the Bylaws, effective as of the time of election of such directors as hereinafter provided, and (B) the holders of the 13% Senior Preferred Stock and any other stock on a parity with the 13% Senior Preferred Stock as to dividends, voting separately as a class, shall be entitled to elect two directors to fill the vacancies caused by so increasing the number of directors. The right of the holders of the 13% Senior Preferred Stock and any other stock on a parity with the 13% Senior Preferred Stock as to dividends to elect such directors may be exercised, in accordance with the provisions set forth below, at any time before the Default is cured. Effective as of the date when such Default is cured or no 13% Senior Preferred Stock or any stock on a parity with the 13% Senior Preferred Stock as to dividends is outstanding, whichever first occurs, (x) the holders of the 13% Senior Preferred Stock and any other shares of stock on a parity with the 13% Senior Preferred Stock as to dividends shall no longer have the right to elect any directors (except as may otherwise be provided in respect of a specific class or series of stock on a parity with the 13% Senior Preferred Stock as to dividends), (y) any directors elected by such holders shall forthwith resign as directors of the Corporation and (z) the number of directors of the Corporation shall be reduced by two in the manner provided in the Bylaws, effective as of the date of the last of such resignations.



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


               The foregoing right of the holders of the 13% Senior Preferred Stock and any stock on a parity with the 13% Senior Preferred Stock as to dividends to elect two directors may be exercised at any annual meeting of shareholders or, within the limitations hereinafter provided, at a special meeting of shareholders held for such purpose. If a Default shall occur more than ninety (90) days preceding the date established for the next annual meeting of shareholders, the President of the Corporation shall, within twenty (20) days after delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least twenty-five percent
(25%) of the aggregate number of shares of the 13% Senior Preferred Stock and any stock on a parity with the 13% Senior Preferred Stock as to dividends then outstanding, call a special meeting of the holders of all such stock to be held within forty (40) days after the delivery of such request for the purpose of electing such additional directors to serve until the next annual meeting of the shareholders and until each such director's successor shall have been elected and qualified, or until such director' s earlier death or resignation, whichever occurs first. Notice of such meeting shall be mailed to each holder of 13% Senior Preferred Stock and any stock on a parity with the 13% Senior Preferred Stock as to dividends not less than ten (10) days prior to the date of such meeting.

               Any vacancy in the office of a director elected by the holders of the 13% Senior Preferred Stock and any stock on a parity with the 13% Senior Preferred Stock as to dividends pursuant to this subparagraph (2)(a)(iii) may be filled by a vote of such holders voting separately as a class. A director elected to fill a vacancy in the office of a director pursuant to this subparagraph (2)(a)(iii) shall serve until the next annual meeting of shareholders and until each such director's successor shall have been elected and qualified, or until such director's earlier death or resignation, whichever occurs first. The holders of the 13% Senior Preferred Stock and any stock on a parity with the 13% Senior Preferred Stock as to dividends shall have the right, voting separately as a class, to remove any directors that such holders have elected pursuant to this subparagraph (2)(a)(iii), provided that any such director may be removed for cause by the Board of Directors.

               (iv) Redemption. The outstanding Senior Shares will be redeemable at the option of the Corporation, as a whole at any time or in part from time to time, during the calendar years indicated at the following prices (each price will hereinafter be referred to as a "Redemption Price"):



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


               Year                                   Price
               ----                                   -----

               1987                                  $104.50
               1988                                  $104.00
               1989                                  $103.50
               1990                                  $103.00
               1991                                  $102.50
               1992                                  $102.00
               1993                                  $101.50
               1994                                  $101.00
               1995                                  $100.50
               1996 and thereafter                   $100.00

plus in each case unpaid accrued dividends.

               Notice of any proposed redemption of Senior Shares shall be mailed by means of first class mail, postage paid, addressed to the holders of record of the Senior Shares to be redeemed, at their respective addresses then appearing on the books of the Corporation, at least thirty (30) but not more than sixty (60) days prior to the date fixed for such redemption (herein referred to as the "Redemption Date"). Each such notice shall specify (a) the Redemption Date, (b) the Redemption Price, (c) the place for payment and for delivering the stock certificate(s) and transfer instrument(s) in order to collect the Redemption Price and (d) the Senior Shares to be redeemed. Any notice mailed in such manner shall be conclusively deemed to have been duly given whether or not such notice is in fact received. If less than all the outstanding Senior Shares are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

               The holder of any Senior Shares redeemed upon any exercise of the Corporation's redemption right shall not be entitled to receive payment of the Redemption Price for such shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (A) the certificate(s) representing such Senior Shares and (B) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such Senior Shares to the Corporation free of any adverse interest. No interest shall accrue on the Redemption Price of any Senior Share after its Redemption Date.

               At the close of business on the Redemption Date for any Senior Share, such share shall (provided the Redemption Price for such share has been paid or properly provided for) be deemed to cease to be outstanding and all rights of any person other than the Corporation in such share shall be extinguished on the Redemption Date for such share (including all rights to receive future dividends with respect to such share) except for the right to receive the Redemption Price, without interest, for such share in accordance with the provisions of this subparagraph (2)(a)(iv), subject to applicable escheat laws.

               Subject to subparagraph A(2)(a)(ii) hereof, the Corporation shall have the right to purchase Senior Shares in the public market or in private transactions at such prices and on such terms as may be agreeable to such owner. The Corporation may acquire Senior Shares from any shareholder pursuant to this paragraph without offering any other shareholder an equal opportunity to sell his stock to the Corporation, and no purchase by the Corporation from any shareholder pursuant to this paragraph shall be deemed to create any right on the part of any other shareholder to sell any Senior Shares (or any other stock) to the Corporation.

               (v) Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation (for the purposes of this subparagraph (2)(a)(v), a "Liquidation"), after the holders of any stock which ranks senior to the 13% Senior Preferred Stock as to distributions upon Liquidation and before the holders of the Class A Common Stock, the Class B Common Stock, the $9 Convertible Preferred Stock or any other stock which ranks junior to the 13% Senior Preferred Stock as to distributions upon Liquidation shall receive any amounts, the holder of each Senior Share then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders an amount equal to $100, plus unpaid accrued dividends (whether or not declared or due) on such share.

               If upon any Liquidation of the Corporation,  the assets available for distribution to the holders of 13% Senior Preferred Stock and any other stock ranking on a parity with the 13% Senior Preferred Stock as to distributions upon Liquidation (hereinafter in this paragraph called the "Total Amount Available") shall be insufficient to pay the holders of all such stock then outstanding the full amounts (including all unpaid accrued dividends) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holders of the 13% Senior Preferred Stock in connection with such Liquidation of the Corporation, an amount equal to the product derived by multiplying the Total Amount Available times a fraction, the numerator of which shall be the full amount to which the holders of the 13% Senior Preferred Stock shall be entitled under the terms of the preceding paragraph by reason of such Liquidation of the Corporation and the denominator of which shall be the total amount which would have been distributed by reason of such Liquidation of the Corporation with respect to the 13% Senior Preferred Stock and all other stock ranking on a parity with the 13% Senior Preferred Stock as to distributions on Liquidation had the Corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation of the Corporation.

               The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation (unless in connection therewith the Liquidation of the Corporation is specifically approved), or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation or any similar transaction shall not be deemed to be a Liquidation of the Corporation for the purpose of this subparagraph 2(a)(v).

               The holder of any Senior Shares shall not be entitled to receive any payment owed for such shares under this subparagraph (2)(a)(v) until such holder shall cause to be delivered to the Corporation: (A) the certificate(s) representing such Senior Shares and (B) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such Senior



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


Shares to the Corporation free of any adverse interest. As in the case of the Redemption Price, no interest shall accrue on any payment upon Liquidation after the due date thereof, provided that the Corporation has duly provided therefor.

               After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the 13% Senior Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

               (vi) Payments. The Corporation may provide funds for any payment of the Redemption Price for any Senior Shares or any amount distributable with respect to any Senior Shares under subparagraph (2)(a)(v) hereof by depositing such funds with a bank or trust company selected by the Corporation having a net worth of at least $10,000,000 in trust for the benefit of the holder of such Senior Shares under arrangements providing irrevocably for payment upon satisfaction of any conditions to such payment by the holder of such Senior Shares which shall reasonably be required by the Corporation. The Corporation shall be entitled to make any deposit of funds contemplated by this subparagraph
(2)(a)(vi) under arrangements designed to permit such funds to generate interest or other income for the Corporation, and the Corporation shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this subparagraph (2)(a)(vi), provided that the Corporation shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall have been established to satisfy. If the conditions precedent to the disbursement of any funds deposited by the Corporation pursuant to this subparagraph (2)(a)(vi) shall not have been satisfied within two (2) years after the establishment of the trust for such funds; then (A) such funds shall be returned to the Corporation upon its request; (B) after such return, such funds shall be free of any trust which shall have been impressed upon them; (C) the person entitled to the payment for which such funds shall have been originally intended shall have the right to look only to the Corporation for such payment, subject to applicable escheat laws; and (D) the trustee which shall have held such funds shall be relieved of any responsibility for such funds upon the return of such funds to the Corporation.

               Any payment which may be owed for the payment of the Redemption Price for any Senior Shares pursuant to subparagraph A(2)(a)(iv) hereof shall be deemed to have been "paid or properly provided for" upon the earlier to occur of: (a) the date upon which funds sufficient to make such payment shall be deposited in a manner contemplated by the preceding paragraph or (b) the date upon which a check payable to the person entitled to receive such payment shall be delivered to such person or mailed to such person at either the address of such person then appearing on the books of the Corporation or such other address as the Corporation shall deem reasonable.

          (b) THE $9 CONVERTIBLE PREFERRED STOCK. The designation; preferences; relative, participating, optional, conversion and other special rights; voting powers; and qualifications, limitations, and restrictions of the $9 Convertible Preferred Stock are as follows:

               (i) Designation of the Class; Parity. The class of Preferred Stock designated as "$9 Convertible Preferred Stock," par value $1.00, shall consist of two series, Series A and Series B. Each series shall consist of 16,667 shares and shall be identical in all respects and have equal rights and privileges, except with respect to conversion rights. Each share of $9 Convertible Preferred Stock, Series A and Series B, shall be referred to herein as a "$9 Convertible Share." The $9 Convertible Preferred Stock shall rank junior to the Corporation's 13% Senior Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation.

               (ii) Dividends. For the purpose of this subparagraph (2)(b)(ii), the first day of April, July, October, and January on which any $9 Convertible Preferred Stock shall be outstanding shall be deemed to be a "Dividend Due Date." The holders of $9 Convertible Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors out of funds legally available therefor, cumulative dividends at the rate of $9 per annum on each $9 Convertible Share and no more, payable quarterly on each Dividend Due Date, with respect to the quarterly period ending on the day immediately preceding such Dividend Due Date. Dividends on each $9 Convertible Share shall accrue and be cumulative from and after the date of issuance of such $9 Convertible Share. The record date for the payment of dividends shall be, unless otherwise altered by the Corporation's Board of Directors, the fifteenth day of the month immediately preceding the relevant Dividend Due Date. The record date for the payment of dividends on the $9 Convertible Share shall in no event be more than fifty (50) nor less than ten (10) days prior to a Dividend Due Date.

               On each Dividend Due Date all dividends which shall have accrued on each $9 Convertible Share outstanding on such Dividend Due Date shall be deemed to become "due." Any dividend which shall not be paid on the Dividend Due Date on which it shall become due shall be deemed to be "past due" until such dividend shall be paid or until the $9 Convertible Share with respect to which such dividend became due shall no longer be outstanding, whichever is the earlier to occur.

               When any dividend on the $9 Convertible Preferred Stock or any stock on a parity with the $9 Convertible Preferred Stock as to dividends is past due, all dividends declared upon such stock may only be declared pro rata so that in all cases the amount of dividends declared per share on the $9 Convertible Preferred Stock and any stock on a parity with the $9 Convertible Preferred Stock as to dividends bear to each other the same ratio that the past due dividends per share on the shares of $9 Convertible Preferred Stock and any stock on a parity with the $9 Convertible Preferred Stock as to dividends bear to each other. Unless all dividends which have become due on the $9 Convertible Preferred Stock and any stock on a parity with the $9 Convertible Preferred Stock as to dividends have been paid or set aside for payment, no dividends--in cash, stock or other property--may be paid or declared and set aside for payment or any other distribution made upon any stock of the Corporation ranking junior to the $9 Convertible Preferred Stock as to dividends (other than dividends or distribution in stock which ranks junior to the $9 Convertible Preferred as to dividends).

               (iii) Voting. Except as required by law, the holders of $9 Convertible Preferred Stock shall not have any right to vote for the election of directors or for any other purpose.

               (iv) Redemption. The outstanding $9 Convertible Shares shall not be redeemable prior to January 1, 1998. On or after that date, the $9 Convertible Shares may be redeemed at the option of the Corporation, as a whole at one time or in part from time to time, at a Redemption Price of $100 per share, plus all unpaid accrued dividends (whether or not declared or due) to the date of redemption.

               The holders of shares of the $9 Convertible Preferred Stock shall not be entitled to any right to have their $9 Convertible Shares redeemed by the Corporation.

               Notice of any proposed redemption of $9 Convertible Shares shall be mailed by means of first class mail, postage paid, addressed to the holders of record of the $9 Convertible Shares to be redeemed, at their respective addresses then appearing on the books of the Corporation, at least thirty (30) but not more than sixty (60) days prior to the Redemption Date. Each such notice shall specify (a) the Redemption Date, (b) the Redemption Price, (c) the place for payment and for delivering the stock certificate(s) and transfer instrument(s) in order to collect the Redemption Price, (d) the $9 Convertible Shares to be redeemed and (e) the then effective conversion rate and that the right of holders of $9 Convertible Shares being redeemed to exercise their conversion right shall terminate as to such shares at the close of business on the Redemption Date. Any notice mailed in such manner shall be conclusively deemed to have been duly given whether or not such notice is in fact received. If less than all the outstanding $9 Convertible Shares are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

               The holder of any $9 Convertible Shares redeemed upon any exercise of the Corporation's redemption right shall not be entitled to receive payment of the Redemption Price for such Shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (A) the certificate(s) representing such $9 Convertible Shares and
(B) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such $9 Convertible Shares to the Corporation free of any adverse interest. No interest shall accrue on the Redemption Price of any $9 Convertible Share after its Redemption Date.

               At the close of business on the Redemption Date for any $9 Convertible Share, such Share shall (provided the Redemption Price for such Share has been paid or properly provided for) be deemed to cease to be outstanding and all rights of any person other than the Corporation in such Share shall be extinguished on the Redemption Date for such Share (including all rights to receive future dividends with respect to such Share) except for the right to receive the Redemption Price, without interest, for such Share in accordance with the provisions of this subparagraph (2)(b)(iv), subject to applicable escheat laws.

               In the event that any $9 Convertible Shares shall be converted into Common Stock pursuant to subparagraph (A)(2)(b)(vi) hereof, then (x) the Corporation shall not have the right to redeem such shares and (y) any funds which shall have been deposited for the payment of the Redemption Price for such shares shall be returned to the Corporation immediately after such conversion (subject to dividends payable to holders of $9 Convertible Shares on the record date for such dividends being so payable regardless of whether such Shares are converted subsequent to such record date and prior to the related Dividend Due Date).

               The Corporation shall have the right to purchase $9 Convertible Shares in the public market or in private transactions at such prices and on such terms as may be agreeable to such owner. The Corporation may acquire $9 Convertible Shares from any shareholder pursuant to this paragraph without offering any other shareholder an equal opportunity to sell his stock to the Corporation, and no purchase by the Corporation from any shareholder pursuant to this paragraph shall be deemed to create any right on the part of any other shareholder to sell any $9 Convertible Shares (or any other stock) to the Corporation.

               (v) Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation (for purposes of this subparagraph (2)(b)(v), a "Liquidation"), after the holders of the 13% Senior Preferred Stock and any other stock ranking senior to the $9 Convertible
Preferred Stock as to distributions upon Liquidation have received the preferential amounts to which they are entitled and before the holders of the Class A Common Stock or Class B Common Stock or any other stock ranking junior to the $9 Convertible Preferred Stock as to distributions upon Liquidation shall receive any amounts, the holder of each $9 Convertible Share then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders an amount equal to $100, plus unpaid accrued dividends (whether or not declared or due) on such share.

               If upon any Liquidation of the Corporation, the assets available for distribution to the holders of $9 Convertible Preferred Stock and any other stock on a parity with the $9 Convertible Preferred Stock as to distributions upon Liquidation (hereinafter in this paragraph called the "Total Amount Available") shall be insufficient to pay the holders of all outstanding $9 Convertible Preferred Stock and all other stock on a parity with the $9
Convertible Preferred Stock as to distributions upon Liquidation the full amounts (including all unpaid accrued dividends) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holders of the $9 Convertible Preferred Stock in connection with such Liquidation of the Corporation, an amount equal to the product derived by multiplying the Total Amount Available times a fraction, the numerator of which shall be the full amount to which the holders of the $9 Convertible Preferred Stock shall be entitled under the terms of the preceding paragraph by reason of such Liquidation of the Corporation and the denominator of which shall be the total amount which would have been distributed by reason of such Liquidation of the Corporation with respect to the $9 Convertible Preferred Stock and all other stock ranking on a parity with the $9 Convertible Preferred Stock as to distributions upon Liquidation then outstanding had the Corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation of the Corporation.

               The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation (unless in connection therewith the Liquidation of the Corporation is specifically approved), or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation or any similar transaction shall not be deemed to be a Liquidation of the Corporation for the purpose of this subparagraph (2)(b)(v).

               The holder of any $9 Convertible Shares shall not be entitled to receive any payment owed for such Shares under this subparagraph (2)(b)(v) until such holder shall cause to be delivered to the Corporation: (A) the certificate(s) representing such $9 Convertible Shares and (B) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such $9 Convertible Shares to the Corporation free of any adverse interest. As in the case of the Redemption Price, no interest shall accrue on any payment upon Liquidation after the due date thereof, provided that the Corporation has duly provided therefor.

               After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the $9 Convertible Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

               (vi) Conversion Privilege. Beginning on January 1, 1988, the holder of any share of $9 Convertible Preferred Stock, Series A, shall have the right to convert such share into twenty-four (24) shares of fully paid and non-assessable (unless otherwise provided in the Wisconsin Business Corporation Law, as from time to time in effect) Class A Common Stock, and the holder of any share of $9 Convertible Preferred Stock, Series B, shall have the right to convert such share into twelve (12) shares of fully paid and non-assessable (unless otherwise provided in the Wisconsin Business Corporation Law, as from time to time in effect) Class A Common Stock and twelve (12) shares of fully paid and non-assessable (unless otherwise provided in the Wisconsin Business Corporation Law, as from time to time in effect) Class B Common Stock. If any $9 Convertible Share is called for redemption, the holder of such share shall have the conversion right described above only to and including but not after the close of business on the date fixed for redemption. The number of shares of Class A Common Stock or Class B Common Stock which a holder of a $9 Convertible Share will receive upon conversion (the "conversion rate") shall be subject to adjustment as set forth below. Any adjustment to the conversion rate for the $9 Convertible Preferred Stock, Series A, and the conversion rate for the $9
Convertible Preferred Stock, Series B, shall be determined by the Board of Directors of the Corporation. As a result of the adjustments to the conversion rates provided for in this subparagraph (2)(b)(vi), the conversion rate for the $9 Convertible Preferred Stock, Series A, and the conversion rate for the $9 Convertible Preferred Stock, Series B, may be different.

               In order to exercise the conversion privilege, the holder of $9 Convertible Shares shall surrender the shares to be converted accompanied by instruments of transfer satisfactory to the Corporation and sufficient to transfer the $9 Convertible Preferred Stock being converted to the Corporation free of any adverse interest at the principal office of the Corporation, attention Secretary, or at such other place or places as the Corporation may notify the holders of the $9 Convertible Shares of in writing, and shall give written notice to the Corporation at such office or other place that the holder elects to convert such shares or the portion thereof specified in said notice. Such notice shall also state the name or names, together with address or addresses, in which the certificate or certificates for shares of Class A Common Stock or Class B Common Stock which shall be issuable on such conversion shall be issued. As promptly as practicable after the surrender of such $9 Convertible Shares as aforesaid, the Corporation shall issue and shall deliver at such office or agency to such holder, or on his written order, a certificate or certificates for the number of shares of Class A Common Stock or Class B Common Stock issuable upon the conversion of such shares in accordance with the provisions hereof. In any case in which fewer than all of the $9 Convertible Shares represented by a certificate are converted a certificate will be issued for the remaining $9 Convertible Shares which are not converted. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which $9 Convertible Shares shall have been so surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock or Class B Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Class A Common Stock or Class B Common Stock represented thereby at such time. Such conversion shall be at the conversion rate in effect at such time, unless the stock transfer books of the Corporation shall be closed on the date on which $9 Convertible Shares are surrendered for conversion, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the conversion rate in effect on the date upon which such share shall have been surrendered and such notice received by the Corporation. No payment or adjustment shall be made on conversion for any dividends accrued on $9 Convertible Shares surrendered for conversion or for any dividends on the Class A Common Stock or Class B Common Stock delivered on conversion except as provided in the next sentence. Effective as of any such conversion, the Corporation shall be excused from paying any dividends on the $9 Convertible Shares converted, including any dividends past due at the time of conversion; provided, that if a $9 Convertible Share is surrendered for conversion after the record date for a dividend payment, such dividend shall nevertheless be paid on such share to the holder entitled thereto.

               No fractional shares of Common Stock shall be issued upon conversion of the $9 Convertible Shares. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of any share or shares, the Corporation shall make an adjustment therefor to the nearest 1/100th of a share in cash at the fair market value per share (determined as provided below).

               The conversion rate shall be adjusted from time to time as follows:

               (a) In case the Corporation shall hereafter (i) pay a dividend or make a distribution on its common stock in shares of Class A Common Stock or Class B Common Stock, (ii) subdivide its outstanding shares of Class A Common Stock or Class B Common Stock into a greater number of shares, (iii) combine its outstanding shares of Class A Common Stock or Class B Common Stock into a smaller number of shares or (iv) issue by reclassification of its Class A Common Stock or Class B Common Stock any shares of capital stock of the Corporation, the conversion rate in effect immediately prior to such action shall be adjusted so that the holder of any share thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Common Stock or Class B Common Stock or other capital stock of the Corporation which he would have owned immediately following such action had such share been converted on the record date relating to such action, or, if no record date, on the date of such action. An adjustment made pursuant to this subparagraph (A) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (A), the holder of any $9 Convertible Share thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of common stock and other capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted conversion rate between or among shares of such classes or series of capital stock or shares of common stock and other capital stock.

               (b) In case the Corporation shall hereafter issue rights or warrants to holders of its outstanding shares of Class A Common Stock or Class B Common Stock generally entitling them (for a period expiring within 60 days after the record date mentioned below) to subscribe for or purchase shares of Class A Common Stock or Class B Common Stock at a price per share less than the fair market value per share of the Class A Common Stock or Class B Common Stock on the record date mentioned below, the conversion rate shall be adjusted so that the same shall equal the conversion rate determined by multiplying the conversion rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Class A Common Stock or Class B Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Class A Common Stock or Class B Common Stock offered for subscription or purchase and of which the denominator shall be the number of shares of Class A Common Stock or Class B Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares of Class A Common Stock or Class B Common Stock so offered would purchase at such fair market value, and such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants.

               (c) In case the Corporation shall hereafter distribute to holders of its outstanding Class A Common Stock or Class B Common Stock generally evidences of indebtedness or assets (excluding any cash dividend paid from retained earnings of the Corporation and dividends or distributions payable in stock for which adjustment is made pursuant to subparagraph (A) above) or rights or warrants to subscribe to securities of the Corporation (excluding those referred to in subparagraph (B) above), then in each such case the conversion rate shall be adjusted so that the same shall equal the price determined by multiplying the conversion rate in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the fair market value per share of the Class A Common Stock or Class B Common Stock and of which the denominator shall be the fair market value per share of the Class A Common Stock or Class B Common Stock on the record date mentioned below less the then fair-market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed to the holder of one share of Class A Common Stock or Class B Common Stock or of such subscription rights or warrants applicable to one share of Class A Common Stock or Class B Common Stock. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

               (d) For the purpose of any computations under subparagraphs (B) and (C) above, the fair market value per share of Class A Common Stock or Class B Common Stock on any date shall be the average of the closing bid and asked prices, on the principal over-the-counter market on which the stock is traded for 30 consecutive business days commencing 45 business days before the day in question, or, if in the opinion of the Board of Directors of the Corporation a reliable trading market for the Class A Common Stock or Class B Common Stock did not exist as of 45 days before the day in question, the value of the stock as determined in good faith by the Board of Directors of the Corporation.

               (e) In any case which shall require that an adjustment be made immediately following a particular date, the Corporation may elect to defer (but only until 20 business days following the effective date of such adjustment) issuing to the holder of any $9 Convertible Share converted after such date the shares of Class A Common Stock or Class B Common Stock issuable upon such conversion over and above the shares of Class A Common Stock or Class B Common Stock issuable upon such conversion on the basis of the conversion rate prior to adjustment.

               (f) No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 1% of the conversion rate; provided, however, that any adjustments which by reason of this subparagraph (F) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and provided further, that adjustment shall be required and made in accordance with the provisions hereof not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of $9 Convertible Preferred Stock or Class A Common Stock or Class B Common Stock. All calculations shall be made to the nearest 1/100th of a share. Anything in this subparagraph (2)(b)(vi) to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the conversion rate, in addition to those required hereby, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution or rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its shareholders shall not be taxable.

               (g) Whenever the conversion rate is adjusted as herein provided, the Corporation shall promptly submit a notice to all holders of the $9 Convertible Shares stating that the conversion rate has been adjusted and setting forth the adjusted conversion rate.

               (h) In the event that at any time as a result of an adjustment made pursuant to subparagraph (A) above, the holder of any $9 Convertible Share thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Class A Common Stock or Class B Common Stock, thereafter the conversion rate of such other shares so receivable upon conversion of any $9 Convertible Shares shall be subject to readjustment from time to time in a manner and on terms as the Board of Directors of the Corporation may determine as nearly equivalent as practicable to the provisions with respect to the Class A Common Stock or Class B Common Stock contained herein.

               In the event  that:  (i) the  Corporation  shall  take any action which would require an adjustment in the conversion rate pursuant hereto; (ii) the Corporation shall authorize the granting to the holders of its Class A Common Stock or Class B Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights;
(iii) there shall be any capital reorganization or reclassification of the Class A Common Stock or Class B Common Stock (other than a subdivision or combination of the outstanding Class A Common Stock or Class B Common Stock and other than a change in the par value of the Class A Common Stock or Class B Common Stock), or any consolidation or merger to which the Corporation is a party or any statutory exchange of securities with another corporation and for which approval of any shareholders of the Corporation is required, or any sale or transfer of all or substantially all of the assets of the Corporation; or (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation; the Corporation shall cause to be given to all holders of the $9 Convertible Preferred Stock, at least 20 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such distribution or rights, or, if a record is not to be taken, the date as of which the holders of Class A Common Stock or Class B Common Stock of record to be entitled to such distribution or rights are to be determined, or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Class A Common Stock or Class B Common Stock of record shall be entitled to exchange their shares of Class A Common Stock or Class B Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice shall not, however, affect the legality or validity of any action described in clauses (i), (ii),
(iii) or (iv) of this paragraph.

               The Corporation may, at any time and from time to time, by resolution of the Board of Directors, increase the conversion rate with respect to either the Class A Common Stock or the Class B Common Stock. The Corporation shall give notice of any such increase as provided in subsection (G) above.

               The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock or Class B Common Stock on conversions of $9 Convertible Shares pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock or Class B Common Stock in the name other than that of the holder of the $9 Convertible Shares to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

               The Corporation covenants that all shares of Class A Common Stock and Class B Common Stock which may be delivered upon conversions of $9 Convertible Shares will upon delivery be duly and validly issued and fully paid and nonassessable (unless otherwise provided in the Wisconsin Business Corporation Law, as from time to time in effect), free of all liens and charges and not subject to any preemptive rights. The number of shares of Class A Common Stock or Class B Common Stock required to effect conversion of all $9 Convertible Shares at any given time at the conversion rate then in effect shall automatically be deemed to be reserved in a quantity sufficient to effect such conversion, and the issuance of shares of Class A Common Stock and Class B Common Stock upon conversion of $9 Convertible Shares is authorized in all respects.

               Notwithstanding  any other provision herein in this  subparagraph
(2)(b)(vi) to the contrary, in any case of any consolidation or merger to which the Corporation is a party other than a merger or consolidation in which the Corporation is the surviving corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the assets of the Corporation, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), there shall be no adjustments of the conversion rate, but the holder of each $9 Convertible Share then outstanding shall have the right thereafter to convert such share into the kind and amount of securities, cash or other property which such holder would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had such Convertible Share been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance (assuming that the holder of such $9 Convertible Share as a holder of Class A Common Stock or Class B Common Stock prior to such transaction would not have exercised any rights of election as a holder of Class A Common Stock or Class B Common Stock, whichever the case may be, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange or sale; provided, that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each non-electing share of Class A Common Stock, then the kind and amount of securities, cash or other property receivable shall be deemed to be the kind and amount so receivable by a plurality of the non-electing shares of Class A Common Stock, and that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each non-electing share of Class B Common Stock, then the kind and amount of securities, cash or other property receivable shall be deemed to be the kind and amount receivable by a plurality of the non-electing shares of Class B Common Stock) and in any case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holders of the $9 Convertible Shares, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares. Any such adjustment shall be approved by a firm of independent public accountants and evidenced by a certificate to that effect; and any adjustment so approved shall for all purposes hereof conclusively be deemed to be an appropriate adjustment.

               The  above   provisions   shall  similarly  apply  to  successive
consolidations, mergers, statutory exchanges, sales or conveyances.

               (vii) Payments. The Corporation may provide funds for any payment of the Redemption Price for any $9 Convertible Shares or any amount distributable with respect to any $9 Convertible Shares under subparagraph
(2)(b)(v) hereof by depositing such funds with a bank or trust company selected by the Corporation having a net worth of at least $10,000,000 in trust for the benefit of the holder of such $9 Convertible Shares under arrangements providing irrevocably for payment upon satisfaction of any conditions to such payment by the holder of such $9 Convertible Shares which shall reasonably be required by the Corporation. The Corporation shall be entitled to make any deposit of funds contemplated by this subparagraph (2)(b)(vii) under arrangements designed to permit such funds to generate interest or other income for the Corporation, and the Corporation shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this subparagraph (2)(b)(vii), provided that the Corporation shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall have been established to satisfy. If the conditions precedent to the disbursement of any funds deposited by the Corporation pursuant to this subparagraph (2)(b)(vii) shall not have been satisfied within two years after the establishment of the trust for such funds, then (A) such funds shall be returned to the Corporation upon its request; (B) after such return, such funds shall be free of any trust which shall have been impressed upon them; (C) the person entitled to the payment for which such funds shall have been originally intended shall have the right to look only to the Corporation for such payment, subject to applicable escheat laws; and (D) the trustee which shall have held such funds shall be relieved of any responsibility for such funds upon the return of such funds to the Corporation.

               Any payment which may be owed for the payment of the Redemption Price for any $9 Convertible Shares pursuant to subparagraph (2)(b)(iv) hereof or the payment of any amount distributable with respect to any $9 Convertible Shares under subparagraph (2)(b)(v) hereof shall be deemed to have been "paid or properly provided for" upon the earlier to occur of: (x) the date upon which funds sufficient to make such payment shall be deposited in a manner contemplated by the preceding paragraph or (y) the date upon which a check payable to the person entitled to receive such payment shall be delivered to such person or mailed to such person at either the address of such person then appearing on the books of the Corporation or such other address as the Corporation shall deem reasonable.

          (c) Status of Reacquired Shares of Preferred Stock. Senior Shares and $9 Convertible Shares issued and reacquired by the Corporation shall have the status of authorized and unissued shares of Preferred Stock undesignated as to class or series, subject to later issuance.

          (d)  Preemptive   Right.   Neither  the  Senior  Shares  nor   the  $9
Convertible Shares are entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

          B.   COMMON STOCK

          (1) Class A Common Stock and Class B Common Stock shall be identical in all respects and shall have equal rights and privileges, except as otherwise provided in this Article FIVE.

          (2) Dividends. Subject to all of the rights of any Preferred Stock outstanding from time to time, dividends may be paid on either or both the Class A Common Stock and Class B Common Stock as and when declared by the Board of Directors of the Corporation out of any funds of the Corporation legally available for the payment of dividends; except that so long as any Class A shares are outstanding:

               (a) No dividend (other than a dividend payable in shares of the Corporation in the manner provided in subparagraph B(2)(b), below) shall be declared or paid upon the Class B Common Stock unless such dividend is declared or paid upon both classes of Common Stock. Whenever a dividend (other than a dividend payable in shares of the Corporation in the manner provided in subparagraph B(2)(b), below), is declared or paid upon any Class B shares, at the same time there shall be declared and paid a dividend on Class A shares equal in value to one hundred ten percent (110%) of the amount per share of the dividend declared and paid on Class B shares. The provisions of this subparagraph B(2)(a) may not be changed or amended without the affirmative vote of fifty-one percent (51%) of the Class A shares entitled to vote at such time a change is to be voted upon.

               (b) Whenever a dividend payable in shares of the Corporation of any class or a series of a class is declared or paid, such dividend will be declared or paid at the same rate on the Class A and the Class B Common Stock, except that if a dividend is to be paid in shares of Class A Common Stock and/or Class B Common Stock, such dividend may be declared and paid as follows:

                    (i) Shares of Class A Common Stock may be declared and paid as dividends on shares of both Class A Common Stock and Class B Common Stock; or

                    (ii) Shares of Class A Common Stock may be declared and paid as dividends on shares of Class A Common Stock and shares of Class B Common Stock may be declared and paid as dividends on shares of Class B Common Stock;

and in any such case the same number of shares shall be declared and paid in respect of each outstanding share of Class A Common Stock and each outstanding share of Class B Common Stock.

          (3) Liquidation. The holders of both Class A Common Stock an Class B Common Stock shall be entitled to share ratably upon any liquidation, dissolution or winding up of the affairs of the Corporation (voluntary or involuntary) in all assets of the Corporation, if any, remaining after payment in full to the holders of Preferred Stock of the preferential amounts, if any, to which they are entitled. Neither the consolidation nor the merger of the Corporation with or into any other corporation or corporations, nor a reorganization of the Corporation alone, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this paragraph B.

          (4) Voting. Subject to the rights of the holders of any Preferred Stock outstanding from time to time, voting power shall be divided between Class A Common Stock and the Class B Common Stock as follows:

               (a) Subject to subparagraph B(4)(d) of this Article FIVE, with respect to the election of directors, holders of Class A Common Stock voting as a separate class shall be entitled to elect that number of directors which constitutes twenty-five percent (25%) of the authorized number of members of the Board of Directors and, if such twenty-five percent (25%) is not a whole number, then the holders of Class A Common Stock shall be entitled to elect the nearest higher whole number of directors that is at least twenty--five percent (25%) of such membership. Holders of Class B Common Stock voting as a separate class shall be entitled to elect the remaining directors.

               (b) The holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to vote as separate classes on such other matters as may be required from time to time by law or these Articles of Incorporation to be submitted to such holders voting as separate classes, but not otherwise.

               (c) Whenever the holders of shares of Class A Common Stock and Class B Common Stock shall not be entitled under subparagraph B(4)(a) or B(4)(b) of this Article FIVE to vote as separate classes, they shall vote together as a single class, provided that the holders of shares of Class A Common Stock shall have one (1) vote per share of Class A Common Stock held and the holders of shares of Class B Common Stock shall have ten (10) votes per share of Class B Common Stock held. Whenever such holders are entitled under subparagraph B(4)(a) or B(4)(b) of this Article FIVE and under Article SIX to vote as separate classes, holders of Class A Common Stock voting as a separate class shall be entitled to one (1) vote per share of Class A Common Stock held and holders of Class B Common Stock voting as a separate class shall be entitled to one (1) vote per share of Class B Common Stock held. Notwithstanding anything contained in these Articles of Incorporation to the contrary, if any new class or series of capital stock (including any Preferred Stock) is authorized and issued at any time, the voting rights granted, if any, shall not limit the rights of the holders of Class A Common Stock as set forth in subparagraph B(4)(a) of this Article FIVE; provided that to the extent that the holders of any Preferred Stock are entitled to elect directors separately as a class upon failure of the Corporation to pay Preferred Stock dividends, the directors elected by the holders of such stock shall not be included in the total number of directors of the Corporation for purposes of calculating the voting rights of the holders of the Class A Common Stock and the Class B Common Stock as set forth in paragraph B(4) of this Article FIVE.

               (d) Should the number of Class B shares issued and outstanding at any time be equal to or less than 2% of the total number of Class A and Class B shares issued and outstanding at such time, then, without further act each Class B share shall be converted to one share of Class A Common Stock, and stock certificates formerly representing outstanding shares of Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Common Stock, and any outstanding right to receive Class B Common Stock shall automatically become the right to receive a like number of shares of Class A Common Stock.

          (5) Transfer. No person holding shares of Class B Common Stock (hereinafter called a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, whether by sale, assignment, exchange, gift, bequest, appointment or otherwise, except to a "Permitted Transferee" of such Class B Holder, which term shall have the following meanings:

               (a) In the case of a Class B Holder who is a natural person holding record and beneficial ownership of the shares of Class B Common
     Stock in question, "Permitted Transferee" means (A) the spouse of such Class B Holder, (B) a lineal descendant of a grandparent of such Class B Holder, (C) the trustee of a trust (including a voting trust) for the benefit of one or more of such Class B Holder, other lineal descendants of a grandparent of such Class B Holder, the spouse of such Class B Holder, and an organization, contributions to which are deductible for federal income, estate or gift tax purposes (hereinafter called a "Charitable Organization"), and for the benefit of no other person, provided that such trust may grant a general or special power of appointment to such spouse and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or the estate of such Class B Holder payable by reason of the death of such Class B Holder and provided that such trust must prohibit transfer of shares of Class B Common Stock to persons other than Permitted Transferees as defined in subparagraph B(5)(b) below, (D) a Charitable Organization established by such Class B Holder, such Class B Holder's spouse or a lineal descendant of a grandparent of such Class B Holder, (E) a corporation if a majority of the shares of such Corporation entitled to elect a majority of the directors of the Corporation is owned by, or a partnership if a majority of the capital ownership of such partnership entitled to participate in the management of the partnership's affairs, is owned by one or more of such Class B Holder, other lineal descendants of a grandparent of such Class B Holder, the spouse of such Class B holder, or by the trustee of one or more trusts of which any one or more of the foregoing are creators or beneficiaries, provided that if any share of capital stock of such a corporation (or of any survivor of a merger or consolidation of such a corporation), or any partnership interest in such a partnership, is acquired by any person who is not within such class of persons or entities, all shares of Class B Common Stock then held by such corporation or partnership, as the case may be, at the election of the Corporation, delivered in writing to such Corporation or partnership, shall be deemed without further act on anyone's part to be converted into shares of Class A Common Stock, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock, (F) the guardian of a disabled or adjudicated incompetent Class B Holder, or the Executor or Administrator of the estate of a deceased Class B Holder, and (G) any other Class B Holder, whether a natural person or otherwise.

               (b) In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee pursuant to a trust other than a trust described in subparagraph B(5)(c) below, "Permitted Transferee" means
     (A) any person transferring Class B Common Stock to such trust, and (B) a Permitted Transferee of such person determined pursuant to subparagraph B(5)(a) above, and (C) any Successor Trustee or Trustees of such trust.

               (c) In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee pursuant to a trust which was irrevocable on November 17, 1986 (the "Effective Date"), "Permitted Transferee" means (A) any person to whom or for whose benefit income, accumulated income, or principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise,
     (B) any Permitted Transferee of any such person determined pursuant to subparagraphs B(5)(a), (b), (d), (e), (f) or (g) as the case may be, (C) any successor trustee or trustees, or (D) the trustee or trustees of any trust which becomes irrevocable on or after the Effective Date and was created for the benefit of a lineal descendant of a grandparent of a Class B Holder, (E) the trustee or trustees of any trust which was irrevocable on the Effective Date and was created for the benefit of any one or more members of the class of permissible beneficiaries of the transferor trust, and (F) any other Class B Holder, whether a natural person or otherwise.

               (d) In the case of a Class B Holder holding record (but not beneficial) ownership of the shares of Class B Common Stock in question as nominee for the person who was the beneficial owner thereof on the Effective Date, "Permitted Transferee" means such beneficial owner and a Permitted Transferee of such beneficial owner determined pursuant to subparagraphs B(5)(a), (b), (c), (e), (f) or (g) hereof, as the case may be.

               (e) In the case of Class B Holder which is a partnership holding record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means (A) any general or limited partner of such partnership, (B) the Permitted Transferee of such Partner, as otherwise determined pursuant to subparagraphs B(5)(a), (b), (c), (d), (f),
     (g) and (h), or (C) any other Class B Holder.

               (f)  In the  case of a  Class B  Holder  which  is a  corporation
     (other than a Charitable Organization described in subclause (D) of subparagraph B(5)(a) above) holding record and beneficial ownership of the shares of Class B "Permitted Transferee" means (A) any shareholder of such corporation receiving shares of Class B Common Stock through a dividend, sale, or through a distribution made upon liquidation of such corporation, and the survivor of a merger or consolidation of such corporation, (B) any Permitted Transferee of such shareholder, as otherwise defined in this subparagraph B(5)(a), (b), (c), (d), (e), (g) and (h), and (C) any other Class B Holder.

               (g) In the case of a Class B Holder which is the estate of a deceased, or guardian of a disabled or adjudicated incompetent Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, and provided such deceased, disabled or adjudicated incompetent, bankrupt or insolvent Class B Holder, as the case may be, held record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, disabled or adjudicated incompetent, bankrupt or insolvent Class B Holder as determined pursuant to subparagraph B(5)(a), (d), (e) or (f) above, as the case may be.

               (h) In the case of a holder of securities of the Corporation convertible into Class B Common Stock of the Corporation, the securities held by such holder shall be subject to the provisions of this paragraph B(5) prior to any conversion, as well as subsequent to such conversion, and for this purpose, the term Class B Holder, as used herein, shall include a holder of securities of the Corporation convertible into shares of Class B Common Stock.

Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this paragraph BC5). In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Class A Common Stock, as the pledgee may elect.

For purposes of this paragraph B(5):

               (i) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

               (ii) Each joint owner of shares of Class B Common Stock shall be considered a "Class B Holder" of such shares.

               (iii) A minor for whom shares of Class B Common Stock are held pursuant to a Uniform Gift to Minors Act or similar law shall be considered a Class B Holder of such shares.

               (iv) Unless otherwise specified, the term "person" means both natural persons and legal entities.

               (v) Each reference to a corporation shall include any successor corporation resulting from merger or consolidation and each reference to a partnership shall include any successor partnership resulting from the death or withdrawal of a partner.

Any purported transfer of shares of Class B Common Stock not permitted hereunder shall be void and of no effect and the purported transferee shall have no rights as a shareholder of the Corporation and no other rights against or with respect to the Corporation. The Corporation may, as a condition to the transfer or the registration of transfer of shares of Class B Common Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee.

Shares  of  Class B  Common  Stock  shall  be  registered  in the  names  of the beneficial owners thereof and not in "street" or name. For this purpose, a "beneficial owner" of any shares of Class B Common Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares. The Corporation shall note, or cause to be noted on the Certificates for shares of Class B Common Stock the restrictions on transfer and registration of transfer imposed by this subparagraph (5) of paragraph B.

          (6) (a) Optional Exchange of Shares. Each share of Class B Common Stock may at any time be converted, at the option of the holder thereof, into one fully paid and non-assessable (unless otherwise provided in the Wisconsin Business Corporation Law, as from time to time in effect) share of Class A Common Stock. Such right shall be exercised by the surrender of the certificate representing such shares of Class B Common Stock to be converted at the office of the Corporation or its transfer agent (the
     "Transfer Agent") during normal business hours accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation or the Transfer Agent) an instrument of transfer, in form satisfactory to the Corporation and the Transfer Agent, duly executed by such holder or his duly authorized attorney, and funds in the amount of any applicable transfer tax (unless provision satisfactory to the Corporation is otherwise made therefor), if required pursuant to subparagraph B(6)(c), below.

               (b) As promptly as practical after the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in subparagraph B(6)(a) above and the payment of cash in any amount required by the provision of subparagraphs B(6)Ca) and B(6)(c), the Corporation will deliver or cause to be delivered at its office or at the office of the Transfer Agent to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of fully paid and non-assessable (except as may be otherwise provided in the Wisconsin Business Corporation Law, as from time to time in effect) shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class B Common Stock and all rights of the holder of such shares of Class B Common Stock as such holder shall cease at such time and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are open.

               (c) The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid.

               (d) When shares of Class B Common Stock have been converted, they shall be cancelled and not reissued.

          C.   GENERAL PROVISIONS WITH RESPECT TO ALL CLASSES OF STOCK

          (1)  Issue of Stock.

          Shares of capital stock of the Corporation may be issued by the Corporation from time to time in such amounts and proportions and for such consideration (not less than the par value thereof in the case of capital stock having par value) as may be fixed and determined from time to time by the Board of Directors and as shall be permitted by law. No holder of shares of the capital stock of the Corporation shall be entitled to any preemptive right to subscribe to any new or additional shares of capital stock of the Corporation or securities convertible into shares of capital stock, whether now or hereafter authorized; provided, that if the Corporation determines to issue shares of its Class A and/or Class B Common Stock, it may elect to offer shares of Class A Common Stock only to holders of shares of Class A Common stock and shares of Class B Common Stock only to holders of shares of Class B Common Stock.

          (2)  Unclaimed Dividends.

          Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock or otherwise, which are unclaimed by the shareholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the Corporation, its transfer agents or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.



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


                                   Article 6

               (a) The number of directors constituting the board of directors shall initially be one. Thereafter, the number of directors shall be such number as may be fixed from time to time by or in the manner provided in the By-laws, and may be increased or decreased as therein provided, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

               (b) Any vacancy in the office of a director elected by the holders of the Class A Common Stock may be filled by a vote of such holders voting as a separate class and any vacancy in the office of a director elected by the holders of the Class B Common Stock (and any Preferred Stock having the right to vote in the election of directors) may be filled by a vote of such holders voting as a separate class or, in the absence of a shareholder vote, in the case of a vacancy in the office of a director elected by any class, such vacancy may be filled by a vote of the remaining director or directors then in office elected by such class. Any vacancy in the office of a director elected in an election in which the holders of Class A Common Stock and Class B Common Stock (and any Preferred Stock which was entitled to vote in the election of that director) voted as a single class pursuant to subparagraph B(4)(d) of Article FIVE may be filled by a vote of all holders of Class A Common Stock and Class B Common Stock (and any Preferred Stock which was entitled to vote in the election of that director) voting as a single class, or in the absence of a shareholder vote, by a vote of the remaining directors in office. Newly created directorships resulting from an increase in the authorized number of directors shall be filled by a vote of the directors then in office; provided that, so long as the holders of Class A Common Stock have the rights provided in subparagraph B(4)(a) of Article FIVE in respect of the last preceding annual meeting of shareholders, such newly created directorship or directorships may be filled by the Board of Directors only to the extent that at least twenty-five percent (25%) of the directors in office subsequent to such filling of such newly created directorship or directorships consist of directors elected by the holders of Class A Common Stock or by directors elected to fill vacancies created by the death, resignation or removal of persons elected by the holders of Class A Common Stock. A director elected to fill a vacancy in the office of a director or elected to fill a newly created directorship shall serve until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified. A director may be removed only by a vote of the class of Common Stock (and any Preferred Stock which was entitled to vote in the election of that director) which elected that director voting as a separate class, or in the case of a director elected in an election in which the holders of Class A Common Stock and Class B Common Stock (and any Preferred Stock which was entitled to vote in the election of that director) voted as a single class pursuant to the provisions of subparagraph B(4)(d), by a vote of the holders of such classes of stock voting together as a single class; provided that any director may be removed for cause by the Board of Directors. Notwithstanding anything to the contrary in this Article SIX, to the extent that the holders of any Preferred Stock are entitled to elect directors separately as a class upon failure of the Corporation to pay Preferred Stock dividends, the directors elected by the holders of such stock and the directorships which the holders of such stock have the right to fill will not be included in the directors and directorships referred to in paragraph (b) of this Article SIX.



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


                                   Article 7

          It is hereby declared to be a proper corporate purpose, reasonably calculated to benefit shareholders, for the Board of Directors to base the response of the Corporation to any "Acquisition Proposal" (hereinafter defined) on the Board of Directors' evaluation of what is in the best interests of the Corporation and for the Board of Directors, in evaluating what is in the best interests of the Corporation, to consider:

               (a) the best interests of the shareholders; for this purpose, the Board shall consider, among other facts, not only the consideration being offered in the Acquisition Proposal, in relation to the then current market price, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then estimate of the future value of the Corporation as an independent entity; and

               (b) such other factors as the Board of Directors determines to be relevant, including, among other factors, the social, legal and economic effects upon employees, suppliers, customers and the communities in which the Corporation's facilities are located.

          "Acquisition Proposal" means any proposal of any person (i) for a tender offer or exchange offer for any equity security of the Corporation, (ii) to merge or consolidate the Corporation with another corporation, or (iii) to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation.

                                   Article 8

          No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other entity in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely because of such relationship or interest, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee of the Corporation which authorizes such contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

          (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the shareholders of the Corporation.

Any director or officer of the Corporation, who is also a director or officer of such other corporation, partnership, association or other entity, or who is so interested may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of any committee of the Board of Directors of the Corporation which authorizes any such contract or transaction.

                                    Article 9

          Meetings of shareholders may be held within or without the State of Wisconsin, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Wisconsin at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                   Article 10

          The name and mailing address of the person who is to serve as initial director until a successor is qualified is:

               Terence S. Malone
               c/o Johnson Worldwide Associates, Inc.
               4041 North Main Street
               Racine, Wisconsin 53402

                                   Article 11

          Shares of any class of capital stock of the Corporation shall not be subject to the limited voting provisions of Section 180.25(9)(a) of the Wisconsin Statutes.

                                   Article 12

          The name and address of the sole incorporator is Benn S. DiPasquale, Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin, 53202.

          Executed in triplicate this 20th day of August, 1987.


                                              /s/  Benn S. DiPasquale
                                              ----------------------------------
                                              Benn S. DiPasquale

STATE OF WISCONSIN   )
                     )  SS.
COUNTY OF MILWAUKEE  )

          Personally came before me this ____ day of August, 1987, the above-named Benn S. DiPasquale, to me known to be the person who executed the foregoing instrument and acknowledged the same.



                                                  ------------------------------
                                                  Notary Public
                                                  State of Wisconsin
(Notarial Seal)
                                                  My commission is permanent.




















          This instrument was drafted by and a file stamped copy should be returned to Benn S. DiPasquale, Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

          These Articles of Incorporation should be recorded in the Office of the Register of Deeds of Racine County.